Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Xperi Holding Corporation of our report dated February 18, 2020 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Xperi Corporation, which appears in Xperi Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

June 1, 2020